Exhibit 99.1
Banc One Credit Card Master Trust
Excess Spread Analysis—August 2002

Series		* 1996-A
	Deal Size	$500 MM
	Expected Maturity	4/15/2003

Yield		16.86%
Less:	Coupon	2.14%
	Servicing Fee	1.43%
	Net Credit Losses	4.80%
	Excess Spread:
	August-02	8.49%
	July-02	8.86%
	June-02	10.62%
	Three Month Average Excess Spread	9.32%

	Delinquency:
	30 to 59 Days	1.82%
	60 to 89 Days	1.14%
	90+ Days	2.11%
	Total	5.07%

	Payment Rate	12.77%

*	Yield, Net Credit Losses, and Excess Spread are skewed downward due to the calculation methodology during the accumulation period.